EXHIBIT 10.16

GUARANTEE OF SECURITIES

by

Federated Department Stores, Inc.,

a Delaware corporation,

relating to the

Indenture

between
Federated Retail Holdings, Inc.,
a New York corporation (as successor to Federated Department Stores, Inc.),
and
U.S. Bank National Association

(as successor to State Street Bank and Trust Company,
as successor to The First National Bank of Boston), Trustee

Dated as of December 15, 1994

(the "Indenture")

For good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, Federated Department Stores, Inc., a Delaware corporation ("Federated" or the "Guarantor"), hereby, under the terms of this guarantee (the "Guarantee"), unconditionally guarantees to each Holder (as defined in the Indenture) of a Security of any series (as defined in the Indenture), authenticated and delivered by the Trustee (as defined in the Indenture), the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, and interest on, and any Redemption Price (as defined in the Indenture) with respect to such Security, when and as the same shall become due and payable, whether at maturity, upon acceleration or redemption or otherwise, in accordance with the terms of such Security and of the Indenture.

The Guarantor agrees to determine, at least one Business Day (as defined in the Indenture) prior to the date upon which a payment of principal of, sinking fund payment, if any, premium, if any, and interest on such Security, and any Redemption Price with respect to such Security, is due and payable, whether Federated Retail Holdings, Inc., a New York corporation ("Federated Holdings"), has available the funds to make such payment as the same shall become due and payable. In case of the failure of Federated Holdings to punctually pay any such principal of, sinking fund payment, if any, premium, if any, and interest on, or any Redemption Price with respect to, such Security, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration or redemption, or otherwise, and as if such payment were made by Federated Holdings.

The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be unconditional, irrevocable and absolute, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification, consent or indulgence granted to Federated Holdings with respect thereto (unless the same shall also be provided to the Guarantor), by the Holder of such Security or the Trustee with respect to any provisions thereof, the recovery of any judgment against Federated Holdings or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of Federated Holdings, any right to require a proceeding first against Federated Holdings, protest or notice with respect to any such Security or the indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on, and any Redemption Price with respect to, the Securities and the complete performance of the obligations contained in such Security and in this Guarantee.

The Guarantor shall be subrogated to all rights of the Holder of any Security against Federated Holdings in respect of all amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the Holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any and interest on, and any Redemption Price with respect to all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by Federated Holdings on the Securities to the Holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security unless and until the certificate of authentication on such Security shall have been signed by the Trustee.

This Guarantee is intended for the benefit of the Trustee and each of the Holders of Securities and shall be enforceable by such Trustee and such Holders.

This Guarantee shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, Federated has caused this Guarantee to be signed on its corporate name by two of its officers duly authorized and has caused its corporate seal to be affixed hereunto or imprinted or otherwise reproduced hereon.

Date: August 30, 2005	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick Title: Senior Vice President, General Counsel and Secretary

Date: August 30, 2005	By: /s/ Joel A. Belsky
Name: Joel A. Belsky Title: Vice President and Controller